Exhibit 11.1
                                                               Page 1 of 2


                        CONTINENTAL AIRLINES, INC.
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                  (In millions, except per share amount)


                                     Three Months        Nine Months
                                        Ended              Ended
                                     September 30,       September 30,
                                      1997    1996      1997    1996
Primary:
Weighted average shares
 outstanding. . . . . . . . . . . .   58.0    53.4      57.4     53.2
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants (as
 determined by the application
 of the treasury stock method). . .    4.3    11.2       6.0     11.5

Weighted average number of common
 shares outstanding, as adjusted. .   62.3    64.6      63.4     64.7

Income applicable to common shares
 before extraordinary loss. . . . .  $ 114   $  23     $ 314    $ 275

Per share amount before
 extraordinary loss . . . . . . . .  $1.83   $0.35     $4.95    $4.26

Income applicable to common
 shares after extraordinary
 loss . . . . . . . . . . . . . . .  $ 110   $  17     $ 310    $ 269

Per share amount after
 extraordinary loss . . . . . . . .  $1.77   $0.25     $4.90    $4.16
















                                                   (continued on next page)

                                                               Exhibit 11.1
                                                               Page 2 of 2


                        CONTINENTAL AIRLINES, INC.
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                  (In millions, except per share amount)



                                     Three Months        Nine Months
                                        Ended              Ended
                                      1997    1996      1997    1996
Fully diluted:
Weighted average shares
 outstanding. . . . . . . . . . . .   58.0    53.4      57.4     53.2
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants (as
 determined by the application
 of the treasury stock method). . .    4.6    11.2       6.3     12.1
Dilutive effect of Series A
 debentures . . . . . . . . . . . .      -       -         -      0.9
Dilutive effect of 8-1/2%
 convertible trust originated
 preferred securities . . . . . . .   10.3    10.3      10.3     10.3
Dilutive effect of 6-3/4%
 convertible subordinated notes . .    7.6     7.6       7.6      5.2

Weighted average number of
 common shares outstanding,
 as adjusted. . . . . . . . . . . .   80.5    82.5      81.6     81.7

Income applicable to
 common shares. . . . . . . . . . .  $ 114   $  23     $ 314    $ 275
Add distributions associated
 with the assumed conversion of
 8-1/2% convertible trust
 originated preferred securities,
 net of federal income tax
 effect . . . . . . . . . . . . . .      4       3        10       12
Add interest expense associated
 with the assumed conversion of
 6-3/4% convertible subordinated
 notes, net of federal income
 tax effect . . . . . . . . . . . .      2       2         8        5

Income, as adjusted, before
 extraordinary loss . . . . . . . .  $ 120   $  28     $ 332    $ 292

Per share amount before
 extraordinary loss . . . . . . . .  $1.50   $0.34     $4.07    $3.58

Income, as adjusted, after
 extraordinary loss . . . . . . . .  $ 116   $  22     $ 328    $ 286

Per share amount, after
 extraordinary loss . . . . . . . .  $1.45   $0.25     $4.02    $3.50